UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2011

POWERWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 E. St. Andrew Place, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 466-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On July 20, 2011, Powerwave Technologies, Inc. (the “Company”) issued a press release announcing the private placement of $100 million principal amount of 2.75% Convertible Senior Subordinated Notes due 2041 (the “New Notes”) solely to qualified institutional buyers meeting the criteria contained in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release announcing the private placement and providing a summary of the terms of the New Notes is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This Current Report on Form 8-K (including Exhibit 99.1 attached hereto) does not constitute an offer to sell or the solicitation of an offer to buy any security. Neither the notes nor the shares of common stock underlying the notes have been registered under the Securities Act or any applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release, issued by Powerwave Technologies, Inc. dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date:  July 20, 2011                                                                /s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, issued by Powerwave Technologies, Inc. dated July 20, 2011.